EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2014-C24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Canyon Ranch Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Canyon Ranch Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Canyon Ranch Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Canyon Ranch Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Canyon Ranch Portfolio Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Canyon Ranch Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Canyon Ranch Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Canyon Ranch Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Columbus Square Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Columbus Square Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Columbus Square Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Columbus Square Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Columbus Square Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Columbus Square Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Columbus Square Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Columbus Square Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Grapevine Mills Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Grapevine Mills Mortgage Loan prior to July 5, 2018, Rialto Capital Advisors, LLC, as Special Servicer for the Grapevine Mills Mortgage Loan on and after July 5, 2018, Wilmington Trust, National Association, as Trustee for the Grapevine Mills Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Grapevine Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grapevine Mills Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Grapevine Mills Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Grapevine Mills Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Grapevine Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 17 State Street Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 17 State Street Mortgage Loan prior to July 5, 2018, Rialto Capital Advisors, LLC, as Special Servicer for the 17 State Street Mortgage Loan on and after July 5, 2018, Wilmington Trust, National Association, as Trustee for the 17 State Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 17 State Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 17 State Street Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 17 State Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 17 State Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 17 State Street Mortgage Loan,  Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Houston Post Oak Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Hilton Houston Post Oak Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Houston Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hilton Houston Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Houston Post Oak Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Hilton Houston Post Oak Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hilton Houston Post Oak Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Hilton Houston Post Oak Mortgage Loan.

Dated: October 31, 2019

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)